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EXHIBIT 10.7

WATERGATE OFFICE TOWERS
TOWER III—2000 POWELL STREET
EMERYVILLE, CALIFORNIA

OFFICE LEASE AGREEMENT

BETWEEN

EOP-EMERYVILLE PROPERTIES, L.L.C., A Delaware limited liability company
("LANDLORD")

AND

LECG, LLC, A California limited liability company
("TENANT")

TABLE OF CONTENTS

I.	Basic Lease Information	1
II.	Lease Grant	3
III.	Adjustment of Commencement Date; Possession	3
IV.	Rent	3
V.	Compliance with Laws; Use	9
VI.	Security Deposit	9
VII.	Services to be Furnished by Landlord	10
VIII.	Leasehold Improvements	11
IX.	Repairs and Alterations	12
X.	Use of Electrical Services by Tenant	13
XI.	Entry by Landlord	14
XII.	Assignment and Subletting	14
XIII.	Liens	17
XIV.	Indemnity and Waiver of Claims	17
XV.	Insurance	18
XVI.	Subrogation	18
XVII.	Casualty Damage	18
XVIII.	Condemnation	19
XIX.	Events of Default	20
XX.	Remedies	20
XXI.	Limitation of Liability	22
XXII.	No Waiver	22
XXIII.	Quiet Enjoyment	22
XXIV.	Relocation	22
XXV.	Holding Over	23
XXVI.	Subordination to Mortgages; Estoppel Certificate	23
XXVII.	Attorneys' Fees	24
XXVIII.	Notice	24
XXIX.	Excepted Rights	24
XXX.	Surrender of Premises	24
XXXI.	Miscellaneous	25
XXXII.	Entire Agreement	27

OFFICE LEASE AGREEMENT

        THIS OFFICE LEASE AGREEMENT (the "Lease") is made and entered into as of the 17th day of December, 2001, by and between EOP-EMERYVILLE PROPERTIES, L.L.C., A Delaware limited liability company ("Landlord") and LECG, LLC, A California limited liability company ("Tenant").

I.    Basic Lease Information.

  A.
  "Building" shall mean the building located at 2000 Powell Street, Emeryville, California, commonly known a Tower III. The term "Building" includes all portions of such building, the Premises, and the Common Areas.

  B.
  "Rentable Square Footage of the Building" is deemed to be 367,793 square feet.

  C.
  "Premises" shall mean the area shown on Exhibit A-1 to this Lease. The Premises are located on floor(s) 6 and 7 and known as suite numbers 600, 700 and 740. The "Rentable Square Footage of the Premises" is deemed to be 41,084 square feet. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct and shall not be remeasured.

  D.
  "Base Rent":

Period	Annual Rate Per Square Foot	Annual Base Rent	Monthly Base Rent
7/16/02-7/31/02	$27.00	$1,109,268.00	$47,710.40 ($2,981.90 per diem x 16 days	)
8/1/02-7/31/03	$27.00	$1,109,268.00	$92,439.00
8/1/03-7/31/04	$27.72	$1,138,848.48	$94,904.04
8/1/04-7/31/05	$28.32	$1,163,498.88	$96,958.24
8/1/05-7/31/06	$29.04	$1,193,079.36	$99,423.28
8/1/06-7/31/07	$29.76	$1,222,659.84	$101,888.32
8/1/07-7/31/08	$30.60	$1,257,170.40	$104,764.20
8/1/08-7/31/09	$31.32	$1,286,750.88	$107,229.24
8/1/09-7/31/10	$32.04	$1,316,331.36	$109,694.28

    Landlord and Tenant acknowledge and agree that Tenant intends to sublease approximately 4,000 to 6,000 rentable square feet of the northwest portion of the Premises as depicted on Exhibit A-4 attached hereto and incorporated herein by this reference (the "Sublease Space"). Notwithstanding the above schedule of Base Rent to the contrary, in the event that prior to the first anniversary of the Commencement Date, Tenant executes a sublease to sublease all or part of the Sublease Space, and provided that Tenant notifies Landlord in accordance with Article XII herein, Tenant shall be entitled to an abatement of 2 full calendar months of a portion of Base Rent in the amount of $27.00 per rentable square foot of the Subleased Space subject to such sublease (the "Abated Base Rent") for the 1st and 2nd full calendar months following the execution of the sublease (the "Abatement Period"). Only the Abated Base Rent shall be abated during the Abatement Period, and all other Additional Rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

  E.
  "Tenant's Pro Rata Share": 11.16%.

  F.
  "Base Year" for Taxes: 2002; "Base Year" for Expenses: 2002.

  G.
  "Term": A period of 96 months and 16 days. The Term shall commence on July 16, 2002 (the "Commencement Date") and, unless terminated early in accordance with this Lease, end on July 31, 2010 (the "Termination Date").

  H.
  Tenant allowance(s): None.

  I.
  "Security Deposit": $100,000.00. The Security Deposit, at Tenant's option, may be in the form of letter of credit in accordance with the provisions of Article VI.

  J.
  "Guarantor(s)": None.

  K.
  "Broker(s)": Cushman & Wakefield.

  L.
  "Permitted Use": general office use.

  M.
  "Notice Addresses":
Tenant:
Notices shall be sent to Tenant at the Premises as follows.
LECG, LLC 2000 Powell Street, Suite 600 Emeryville, CA 94608 Attention: Denise Wilkins, Director of Administration Phone#: (510) 450-5430 Fax #: (510) 653-9695
with a copy to:
Folger Levin & Kahn LLP 275 Battery Street, 23rd Floor San Francisco, CA 94111 Attn: Adam Sachs, Esq.
Landlord:	With a copy to:
EOP-Emeryville Properties, L.L.C. c/o Equity Office Properties Trust 2200 Powell Street Suite 200 Emeryville, California 94608 Attention: Building Manager	Equity Office Properties Trust Two North Riverside Plaza Suite 2100 Chicago, Illinois 60606 Attention: Regional Counsel—San Francisco Region

    Rent (defined in Section IV.A) is payable to the order of Equity Office Properties at the following address: EOP-Emeryville Properties, L.L.C., P.O. Box 45587, San Francisco, California 94145-0587.

  N.
  "Business Day(s)" are Monday through Friday of each week, exclusive of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("Holidays"). Landlord may designate additional Holidays, but in no event more than 3 during the initial Term, provided that the additional Holidays are commonly recognized by other comparable office buildings in the area where the Building is located.

  O.
  "Landlord Work" means the work, if any, that Landlord is obligated to perform in the Premises pursuant to a separate work letter agreement (the "Work Letter"), if any, attached as Exhibit D.

  P.
  "Law(s)" means all applicable statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity.

  Q.
  "Normal Business Hours" for the Building are 8:00 A.M. to 6:00 P.M. on Business Days.

  R.
  "Property" means the Building and the parcel(s) of land on which it is located and, at Landlord's discretion, the Building garage and other improvements serving the Building, if any, and the parcel(s) of land on which they are located.

  S.
  "Project" shall mean the parcel(s) of real estate outlined on Exhibit A-2 attached hereto and incorporated herein commonly known as Watergate Office Towers consisting of the buildings commonly known as Tower I, Tower II, Tower III, Tower IV, 1890 Powell Street (Chevy's) and the Exterior Common Areas, all of which are located in the City of Emeryville, County of Alameda, State of California.

  T.
  "Exterior Common Areas" shall mean those areas of the Project or the Property which are not located within the Building and which are provided and maintained for the use and benefit of Landlord and tenants of the Building or the Project generally, and the employees, invitees and licensees of Landlord and such tenants, including, without limitation any parking garage, surface parking, fountains, artificial lakes, sidewalks, walkways, plazas, roads, loading and unloading areas, trash areas and landscapes.

II.    Lease Grant.

        Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, together with the right in common with others to use any portions of the Property that are designated by Landlord for the common use of tenants and others, such as sidewalks, unreserved parking areas, common corridors, elevator foyers, restrooms, vending areas and lobby areas (the "Common Areas").

III.    Adjustment of Commencement Date; Possession.

  A.
  Intentionally omitted.

  B.
  Subject to Landlord's obligation if any, to perform Landlord Work and Landlord's obligations under Section IX B, the Premises are accepted by Tenant in "as is" condition and configuration. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition, and that there are no representations or warranties by Landlord regarding the condition of the Premises or the Building.

  C.
  Intentionally omitted.

IV.    Rent.

  A.
  Payments.    As consideration for this Lease, Tenant shall pay Landlord, without any setoff or deduction (except as otherwise specifically provided herein), the total amount of Base Rent and Additional Rent due for the Term. "Additional Rent" means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord. Additional Rent and Base Rent are sometimes collectively referred to as "Rent". Tenant shall pay, and be liable for all rental, sales and use taxes (but excluding income taxes) if any, imposed upon or measured by Rent under applicable Law. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand provided that the installment of Base Rent for the first full calendar month of the Term shall be payable on or before the Commencement Date. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. All payments of Rent shall be by good and sufficient check or by other means (such as automatic debit or electronic transfers reasonably acceptable to Landlord. If Tenant fails to pay any item or installment of Rent when due and Landlord has given Tenant notice of such past due amount and Tenant has not paid such past due amount within 4 Business Days of said notice, then Tenant shall pay Landlord an administration fee equal to 4% of the past due Rent, provided that Tenant shall be entitled to a grace period of 5 days for the first 3 late payments of Rent in a given calendar year after notice from Landlord of non-payment of Rent when due. If the Term commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, the monthly Base Rent and Tenant's Pro Rata Share of any Tax Excess (defined in Section IV. B.) or Expense Excess (defined in Section IV.B.) for the month shall be prorated based on the number of days in such calendar month. Landlord's acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction, and either party may accept the check or payment without prejudice to that party's right to recover the balance or pursue other available remedies. Tenant's covenant to pay Rent is independent of every other covenant in this Lease.

  B.
  Expense Excess and Tax Excess.    Tenant shall pay Tenant's Pro Rata Share of the amount, if any, by which Expenses (defined in Section IV.C.) for each calendar year during the Term exceed Expenses for the Base Year (the "Expense Excess") and also the amount, if any, by which Taxes (defined in Section IV.D.) for each calendar year during the Term exceed Taxes for the Base Year (the "Tax Excess"). If Expenses and/or Taxes in any calendar year are equal to or less than the amount of Expenses and/or Taxes for the Base Year, Tenant's Pro Rata Share of Expenses and/or Taxes, as the case may be, for that calendar year shall be $0. Landlord shall provide Tenant with a good faith estimate of the Expense Excess and of the Tax Excess for each calendar year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the Expense Excess and one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the Tax Excess. If Landlord determines that its good faith estimate of the Expense Excess or of the Tax Excess was incorrect by a material amount, Landlord may provide Tenant with a revised estimate. After its receipt of the revised estimate, Tenant's monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the Expense Excess or of the Tax Excess by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year's estimate(s) until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year's estimate(s). Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent.

    As soon as is practical following the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual Expenses and Expense Excess and the actual Taxes and Tax Excess for the prior calendar year. Landlord shall use reasonable efforts to furnish the statement of actual Expenses on or before June 1 of the calendar year immediately following the calendar year to which the statement applies. If the estimated Expense Excess and/or estimated Tax Excess for the prior calendar year is more than the actual Expense Excess and/or actual Tax Excess, as the case may be, for the prior calendar year, Landlord shall apply any overpayment by Tenant against Rent or Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment. Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated Expense Excess and/or estimated Tax Excess for the prior calendar year is less than the actual Expense Excess and/or actual Tax Excess, as the case may be, for such prior year. Tenant shall pay

    Landlord, within 30 days after its receipt of the statement of Expenses and/or Taxes, any underpayment for the prior calendar year.

  C.
  Expenses Defined.    "Expenses" means the sum of (y) all direct and indirect costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Building and the Property, inclusive of the Exterior Common Areas, and (z) the Building's allocable percentage of all direct and indirect costs of operating and maintaining the Project imposed upon the Property and the Building, all costs, fees or other amounts payable by Landlord as Landlord's pro rata share of expenses to any association established for the benefit of the Project and other properties, for the maintenance of all common areas, inclusive of related costs which are the responsibility of any association on behalf of Landlord and other owners in the Project and other properties, and all fees payable to the company or association, if applicable, managing the parking areas within the Project, including, but not limited to:

  1.
  Labor costs, including, wages, salaries, social security and employment taxes, medical and other types of insurance, uniforms, training, and retirement and pension plans; provided that if any employee performs services in connection with the Building and other buildings, costs associated with such employee may be proportionately included in Expenses based on the percentage of time such employee spends in connection with the operation, maintenance and management of the Building.

  2.
  Management fees, the cost of equipping and maintaining a management office, at the Property or the Project, and all accounting and bookkeeping services, legal fees not attributable to leasing, lease enforcement or collection activity, and other administrative costs. Landlord, by itself or through an affiliate, shall have the right to directly perform or provide any services under this Lease (including management services), provided that the cost of such services shall not exceed the cost that would have been incurred had Landlord entered into an arms length contract for such services with an unaffiliated entity of comparable skill and experience. However, the management fees for the Building (expressed as a percentage of gross receipts for the Building) in the Base Year and each calendar year thereafter shall be 4% of such fees.

  3.
  The cost of services, including amounts paid to service providers and the rental and purchase cost of parts, supplies, tools and equipment used in the maintenance, repair and operation of the Building and/or the Property.

  4.
  Commercially reasonable premiums and deductibles paid by Landlord for insurance, including workers compensation, fire and extended coverage, earthquake, (to the extent permitted hereunder), general liability, rental loss, elevator, boiler and other insurance customarily carried from time to time by owners of comparable office buildings.

  5.
  Electrical Costs (defined below) and charges for water, gas, steam and sewer, but excluding those charges for which Landlord is reimbursed by tenants. "Electrical Costs" means: (a) charges paid by Landlord for electricity; (b) costs incurred in connection with an energy management program for the Property, Building or Project; and (c) if and to the extent permitted by Law, a fee for the services provided by Landlord in connection with the selection of utility companies and the negotiation and administration of contracts for electricity, provided that such fee shall not exceed 50% of any savings obtained by Landlord. Electrical Costs shall be adjusted as follows: (i) amounts received by Landlord as reimbursement for above standard electrical consumption shall be deducted from Electrical Costs; (ii) the cost of electricity incurred to provide overtime HVAC to specific tenants (as reasonably estimated by Landlord) shall be deducted from Electrical Costs; and (iii) if Tenant is billed directly for the cost of building standard electricity to the

      Premises as a separate charge in addition to Base Rent, the cost of electricity to individual tenant spaces in the Building shall be deducted from Electrical Costs. Notwithstanding anything in this Lease to the contrary, for purposes of determining Expenses for any calendar year subsequent to the Base Year, Electrical Costs shall be deemed to be the greater of Electrical Costs incurred during the Base Year and Electrical Costs for the applicable calendar year.

    6.
    The amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made to the Project, Property or Building, and which are (a) performed primarily to reduce operating expense costs or otherwise improve the operating efficiency of the Property, Project or Building; or (b) required to comply with any Laws that are enacted, or first interpreted to apply to the Building, Property or Project, after the date of this Lease. The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or 10 years. The amortized cost of capital improvements may, at Landlord's option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement. "Payback period" means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement.

    7.
    Any fees, costs and expenses relating to operating, managing, owning and maintaining the parking facilities servicing the Building, the Property and the Project, and any fitness center(s) or conference center(s) or other amenities in the Project except to the extent excluded herein.

    If Landlord incurs Expenses for the Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Property and the other buildings or properties. Expenses shall not include: the cost of capital improvements (except as set forth above); depreciation; interest (except as provided above for the amortization of capital improvements); principal payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; costs in connection with leasing space in the Building, including brokerage commissions; lease concessions, including rental abatements and construction allowances, granted to specific tenants: costs incurred in connection with the sale, financing or refinancing of the Building: fines, interest and penalties incurred due to the late payment of Taxes (defined in Section IV.D) or Expenses; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; costs incurred by Landlord for the repair of portions of the Landlord Work, to the extent that Landlord is reimbursed for such costs by insurance proceeds, contractor warranties, guarantees, judgments or other third party sources or to the extent such repairs are covered by any warranties granted by Landlord to Tenant under this Lease; ground lease rental; all bad debt loss, rent loss, or reserves for bad debt or rent loss; all "tenant allowances", "tenant concessions" and other costs or expenses incurred in fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or other occupants of the Building, or vacant leaseable space in the Building, except in connection with general maintenance and repairs provided to the tenants of the Building in general; costs incurred in connection with the sale, financing, refinancing, mortgaging or sale of the Building or Property, including brokerage commissions, attorneys' and accountants' fees, closing costs, title insurance premiums, financing costs, transfer taxes and interest charges; to the extent any services (on a per square foot basis) are provided to a tenant or occupant of the Building at a level that is materially greater than the level at which such services are available to Tenant or not available to Tenant at all, the cost of providing such services at a level that is over and above the level available to Tenant shall be excluded from Expenses; sums (other than management fees, if being agreed that the management fees included in Expenses are as described in Section IV.C 2 above) paid to subsidiaries or other affiliates of Landlord for services on or to the Property, Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience: all costs associated with the operation of the business of the entity which constitutes "Landlord" (as distinguished from the costs of operating, maintaining, repairing and managing the Building) including, but not limited to, Landlord's or Landlord's managing agent's general corporate overhead and general administrative expenses; to the extent that parking revenues exceed parking expenses, the costs incurred in owning, operating, maintaining and repairing any underground or above-ground parking garage and/or any other parking facilities associated with the Building, including, without limitation, any expenses for parking equipment, tickets, supplies, signs, cleaning, resurfacing, restriping, parking garage management fees and costs, structural maintenance, and the wages, salaries, employee benefits and taxes for personnel working in connection with any such parking facilities, advertising and promotional expenditures; to the extent that health club revenues exceed health club expenses, the costs incurred in owning, operating, maintaining and repairing any health club facility associated with the Building, including, without limitation, any expenses for health club equipment, supplies, advertising and promotional expenditures, signs, cleaning management fees and costs to manage the health club, maintenance, and the wages, salaries, employee benefits and taxes for personnel working in connection with any such health club facility; any fines, penalties or interest resulting from the negligence or willful misconduct of the Landlord or its agents, contractors, employees or other tenants; any cost or expense related to removal, cleaning, abatement or remediation of "hazardous materials" in or about the Building, Common Area or Property, including, without limitation, hazardous substances in the ground water or soil, except to the extent such removal, cleaning, abatement or remediation is related to the general repair and maintenance of the Building, Common Area or Property; Landlord's charitable and political contributions; costs incurred by Landlord in connection with the correction of defects in design and original construction of the Building or Property; any costs, fines or penalties incurred due to violations by Landlord of any law, order, rule or regulations of any governmental authority which was in effect (and as enforced) as of the Commencement Date except where such costs, fines or penalties are incurred by Landlord for violations of any such law, order, rule or regulation that is ultimately determined to be invalid or inapplicable; all costs of purchasing or leasing major sculptures, paintings or other major works or objects of art (as opposed to holiday, floral or other decorations purchased or leased by Landlord for display in the Common Areas of the Building); costs of litigation, negotiation or arbitration (including attorneys' fees and costs of settlement, judgments and payments in lieu thereof) arising from claims, disputes or potential disputes pertaining to Landlord or the Building, other than as otherwise permitted pursuant to this Article IV; Landlord's entertainment expenses and travel expenses, except for those travel expenses that are necessary, reasonable and incurred in connection with Landlord's operation and maintenance of the Building; leasing commissions, brochures, marketing supplies, attorney's fees, costs, and disbursements and other expenses incurred in connection with negotiation of leases with prospective tenants; any costs of Landlord's general overhead, including general and administrative expenses, which costs would not be chargeable to operating expenses of the Building in accordance with generally accepted accounting principals, consistently applied; any income, capital levy, capital stock, succession, transfer (except as provided in the definition of Taxes), franchise, gift, estate or inheritance tax; or any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases.

    If the Building is not at least 100% occupied during any calendar year or part thereof or if Landlord is not supplying services to at least 100% of the total Rentable Square Footage of the Building at any time during a calendar year. Expenses shall, be determined as if the Building had been 100% occupied and Landlord had been supplying services to 100% of the Rentable Square Footage of the Building during that calendar year. If Tenant pays for its Pro Rata Share of Expenses based on increases over a "Base Year" and Expenses for a calendar year are determined as provided in the prior sentence, Expenses for the Base Year shall also be determined as if the Building had been 100% occupied and Landlord had been supplying services to 100% of the Rentable Square Footage of the Building. The extrapolation of Expenses under this Section shall be performed by appropriately adjusting the cost of those components of Expenses that are impacted by changes in the occupancy of the Building.

  D.
  Taxes Defined.    "Taxes" shall mean: (1) all real estate taxes and other assessments on the Building, Project and/or Property, including, but not limited to, assessments for special improvement districts and building improvement districts, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Building's, Project's and Property's share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property, Building and Project; (2) all personal property taxes for property that is owned by Landlord and used in connection with the operation maintenance and repair of the Building, Property or Project; and (3) all costs and reasonable fees incurred in connection with seeking reductions in any tax liabilities described in (1) and (2), including, without limitation, any reasonable costs incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall not include any income, capital levy, franchise, capital stock, gift, estate or inheritance tax or any penalties incurred in connection with the payment of Taxes. If an assessment is payable in installments, Taxes for the year shall include the amount of the installment and any interest due and payable during that year. For all other real estate taxes, Taxes for that year shall, at Landlord's election, include either the amount accrued, assessed or otherwise imposed for the year or the amount due and payable for that year, provided that Landlord's election shall be applied consistently throughout the Term. If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant's Pro Rata Share of any Tax Excess, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment. Likewise, if a change is obtained for Taxes for the Base Year, Taxes for the Base Year shall be restated and the Tax Excess for all subsequent years shall be recomputed. Tenant shall pay Landlord the amount of Tenant's Pro Rata Share of any such increase in the Tax Excess within 30 days after Tenant's receipt of a statement from Landlord.

  E.
  Audit Rights.    Tenant may within 120 days after receiving Landlord's statement of Expenses and Taxes give Landlord written notice ("Review Notice") that Tenant intends to review Landlord's records of the Expenses and Taxes for that calendar year. Within 90 days time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the office of the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord's records, the agent must be with a licensed CPA firm. Notwithstanding the foregoing, Landlord agrees that Tenant may retain a third party agent to review Landlord's books and records which is not a CPA firm, so long as the third party agent retained by Tenant shall have expertise in and familiarity with general industry practice with respect to the operation of and accounting for a first class office building and whose compensation shall in no way be contingent upon or correspond to the financial impact on Tenant resulting from the review. Tenant shall be solely responsible for all costs expenses and fees incurred for the audit. However, notwithstanding the foregoing, if Landlord and Tenant determine that Expenses or Taxes for the Building for the year in question were less than stated by more than 5%, Landlord within 30 days after its receipt of paid invoices therefor from Tenant, shall reimburse tenant for the reasonable amounts paid by Tenant to third parties in connection with such review by Tenant. Within 60 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an "Objection Notice") stating in reasonable detail any objection to Landlord's statement of Expenses and Taxes for that year. If Tenant fails to give Landlord an Objection Notice within the 60 day period or fails to provide Landlord with a Review Notice within the 90 day period described above, Tenant shall be deemed to have approved Landlord's statement of Expenses and Taxes and shall be barred from raising any claims regarding the Expenses and Taxes for that year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenants Objection Notice. If Landlord and Tenant determine that Expenses and Taxes for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant. Likewise, if Landlord and Tenant determine that Expenses and Taxes for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord's records or to dispute any statement of Expenses and Taxes unless Tenant has paid and continues to pay all Rent when due.

V.    Compliance with Laws; Use.

        The Premises shall be used only for the Permitted Use and for no other use whatsoever Tenant shall not use or permit the use of the Premises for any purpose which is illegal, dangerous to persons or property or which, in Landlord's reasonable opinion, unreasonably disturbs any other tenants of the Building or interferes with the operation of the Building Landlord will make a good faith effort to impose substantially the same conditions as are set forth in this Article V on all other tenants in the Building which have not executed leases as of the date of Tenant's execution of this lease. Tenant shall comply with all Laws, including the Americans with Disabilities Act, regarding the operation of Tenant's business and the use, condition, configuration and occupancy of the Premises. Except to the extent properly included in Expenses, Landlord shall be responsible for the cost of correcting any violations of Title III of the Americans with Disabilities Act (ADA) with respect to the Common Areas of the Building. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Law. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. Tenant within 10 days after receipt, shall provide Landlord with copies of any notices it receives regarding a violation or alleged violation of any Laws. Tenant shall comply with the rules and regulations of the Building attached as Exhibit B and such other reasonable rules and regulations adopted by Landlord from time to time. Tenant shall also cause its agents, contractors, subcontractors, employees, customers, and subtenants to comply with all rules and regulations. Landlord shall not knowingly discriminate against Tenant in Landlord's enforcement of the rules and regulations.

VI.    Security Deposit.

        Landlord currently is holding the sum of $68,151.50 (the "Prior Security Deposit") as a security deposit pursuant to the terms of the lease dated February 17, 1993 by and between Landlord (as successor in interest to Spieker Properties, L.P., a California limited partnership, as successor in interest to Watergate Tower III Associates, a California limited partnership) and Tenant (as successor in interest to Law and Economics Consulting Group, Inc.) ("Existing Lease"). Upon termination of the Existing Lease, Landlord shall apply the Prior Security Deposit to the Security Deposit required hereunder. The Security Deposit shall be delivered to Landlord upon the execution of this Lease by Tenant and shall be held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant's obligations. The Security Deposit is not an advance payment of Rent or a measure of Tenant's liability for damages. Landlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security Deposit to satisfy past due Rent or to cure any uncured default by Tenant. If Landlord uses the Security Deposit, Tenant shall on demand restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 30 days after the later to occur of: (1) the determination of Tenant's Pro Rata Share of any Tax Excess and Expense Excess for the final year of the Term; (2) the date Tenant surrenders possession of the Premises to Landlord in accordance with this Lease; or (3) the Termination Date. If Landlord transfers its interest in the Premises, Landlord may assign the Security Deposit to the transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect. If Tenant is not in default at the termination of this Lease, Landlord shall return any unapplied balance of the Security Deposit to Tenant within 60 day(s) after Tenant surrenders the Premises to Landlord in accordance with this Lease. In addition to any other deductions Landlord is entitled to make pursuant to the terms hereof, Landlord shall have the right to make a good faith estimate of any unreconciled Expenses and/or Taxes as of the Termination Date and to deduct any anticipated shortfall from the Security Deposit, subject to the delivery of a final Expense or Tax statement pursuant to Article IV.B. and Tenant's audit rights under Article IV.E.

        All or part of the Security Deposit may be in the form of an irrevocable letter of credit (the "Letter of Credit"), which Letter of Credit shall: (a) be in the amount of $100,000.00; (b) be issued on substantially the same form as attached hereto as Exhibit G; (c) name Landlord as its beneficiary; and (d) be drawn on an FDIC insured financial institution reasonably satisfactory to the Landlord. The Letter of Credit (and any renewals or replacements thereof) shall be for a term of not less than 1 year. Tenant agrees that it shall from time to time, as necessary, whether as a result of a draw on the Letter of Credit by Landlord pursuant to the terms hereof or as a result of the expiration of the Letter of Credit then in effect, renew or replace the original and any subsequent Letter of Credit so that a Letter of Credit, in the amount required hereunder, is in effect until a date which is at least 60 days after the Termination Date of the Lease. If Tenant fails to furnish such renewal or replacement at least 60 days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) as a Security Deposit pursuant to the terms of this Article VI. Any renewal or replacement of the original or any subsequent Letter of Credit shall meet the requirements for the original Letter of Credit as set forth above, except that such replacement or renewal shall be issued by an FDIC insured financial institution reasonably satisfactory to the Landlord at the time of the issuance thereof.

        If Landlord draws on the Letter of Credit as permitted in this Lease or the Letter of Credit, then, upon demand of Landlord, Tenant shall restore the amount available under the Letter of Credit to its original amount by providing Landlord with an amendment to the Letter of Credit evidencing that the amount available under the Letter of Credit has been restored to its original amount. In the alternative, Tenant may provide Landlord with cash, to be held by Landlord in accordance with this Article, equal to the restoration amount required under the Letter of Credit.

VII.    Services to Be Furnished By Landlord.

  A.
  Landlord agrees to furnish Tenant with the following services: (1) Water service for use in the lavatories on each floor on which the Premises are located; (2) Heat and air conditioning in season during Normal Business Hours, at such temperatures and in such amounts as are standard for comparable buildings or as required by governmental authority. Tenant, upon such advance notice as is reasonably required by Landlord, shall have the right to receive HVAC service during hours other than Normal Business Hours. Tenant shall pay Landlord the standard charge for the additional service as reasonably determined by Landlord from time to time; (3) Maintenance and repair of the Property as described in Section IX.B.; (4) Janitor service on Business Days. If Tenant's use floor covering or other improvements require special services in excess of the standard services for the Building, Tenant shall pay the additional cost attributable to the special services; (5) Elevator service, provided that, subject to Force Majeure, at least one (1) passenger elevator servicing the Premises shall be available for the use of Tenant, in common with other occupants of the Building, and the parking facilities 24 hours a day, 365/6 days per year; (6) Electricity to the Premises for general office use, in accordance with and subject to the terms and conditions in Article X; (7) such other services as Landlord reasonably determines are necessary or appropriate for the Building or Property; (8) Access to the Building for Tenant and its employees 24 hours per day/7 days per weak, subject to the terms of this Lease and such security or monitoring systems as Landlord may reasonably impose, including, without limitation, sign- in procedures and/or presentation of identification cards; and (9) Replacement of Building standard fluorescent light bulbs/tubes in Building standard light fixtures within the Premises.

  B.
  Landlord's failure to furnish, or any interruption or termination of, services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, or the occurrence of any event or cause beyond the reasonable control of Landlord (a "Service Failure") shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant of agreement. However, if the Premises, or a material portion of the Premises, is made untenantable for a period in excess of 3 consecutive Business Days as a result of the Service Failure, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire Premises has not been rendered untenantable by the Service Failure, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises rendered untenantable and not used by Tenant. Subject to Article VII.B of this Lease, in no event, however, shall Landlord be liable to Tenant for any loss or damage, including the theft of Tenant's Property (defined in Article XV), arising out of or in connection with the failure of any security services, personnel or equipment unless such loss or damage is attributable to the gross negligence or willful misconduct of Landlord or a Landlord Related Party (as defined in Article XIV).

VIII.    Leasehold Improvements.

        All improvements to the Premises other than Tenant's Property (as defined in Article XV) (collectively, "Leasehold Improvements") shall be owned by Landlord and shall remain upon the Premises without compensation to Tenant. However, Landlord, by written notice to Tenant within 30 days prior to the Termination Date, may require Tenant to remove, at Tenant's expense: (1) Cable (defined in Section IX.A) installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Building; and (2) any Leasehold Improvements that are performed by or for the benefit of Tenant after the Commencement Date and, in Landlord's reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as "Required Removables"). Without limitation, it is agreed that Required Removables include internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications of any type made after the Commencement Date. The Required Removables designated by Landlord shall be removed by Tenant before the Termination Date, provided that upon prior written notice to Landlord. Tenant may remain in the Premises for up to 5 days after the Termination Date for the sole purpose of removing the Required Removables. Tenant's possession of the Premises shall be subject to all of the terms and conditions of this Lease, including the obligation to pay Rent on a per diem basis at the rate in effect for the last month of the Term. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to remove any Required Removables or perform related repairs in a timely manner. Landlord, at Tenant's expense, may remove and dispose of the Required Removables and perform the required repairs. Tenant, within 30 days after receipt of an invoice, shall reimburse Landlord for the reasonable costs incurred by Landlord. Notwithstanding the foregoing, Tenant, at the time it requests approval for a proposed Alteration (defined in Section IX.C), may request in writing that Landlord advise Tenant whether the Alteration or any portion of the Alteration will be designated as a Required Removable. Within 30 days after receipt of Tenant's request, Landlord shall advise Tenant in writing as to which portions of the Alteration, if any, will be considered to be Required Removables. If Landlord fails to advise Tenant in writing as to which portions of the Alteration will be considered to be Required Removables. Tenant will have no obligation to remove the Alterations which were the subject to Tenant's request.

IX.    Repairs and Alterations.

  A.
  Tenant's Repair Obligations.    Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Premises that are not Landlord's express responsibility under this Lease, and shall keep the Premises in good condition and repair, reasonable wear and tear excepted and damage by casualty (subject to the terms of Article XVII). Tenant's repair obligations include, without limitation, repairs to: (1) floor covering; (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment (collectively, "Cable") that is installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Building; (6) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing, and similar facilities serving Tenant exclusively; and (7) Alterations performed by contractors retained by Tenant, including related HVAC balancing. All work shall be performed in accordance with the rules and procedures described in Section IX.C. below. If Tenant fails to make any repairs to the Premises for more than 15 days after notice from Landlord (although notice shall not be required if there is an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within 30 days after receipt of an invoice, together with an administrative charge in an amount equal to 5% of the cost of the repairs.

  B.
  Landlord's Repair Obligations.    Landlord shall keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) structural elements of the Building; (2) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (3) Common Areas; (4) the roof of the Building; (5) exterior windows of the Building; and (6) elevators serving the Building. Landlord shall promptly make repairs (considering the nature and urgency of the repair) for which Landlord is responsible. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect.

  C.
  Alterations.    Tenant shall not make alterations, additions or improvements to the Premises or install any Cable in the Premises or other portions of the Building (collectively referred to as "Alterations") without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. However, Landlord's consent shall not be required for any Alteration that satisfies all of the following criteria (a "Cosmetic

    Alteration"): (1) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (2) is not visible from the exterior of the Premises or Building; (3) will not affect the systems or structure of the Building; and (4) does not require work to be performed inside the walls or above the ceiling of the Premises. However, even though consent is not required, the performance of Cosmetic Alterations shall be subject to all the other provisions of this Section IX.C. Prior to starting work, Tenant shall furnish Landlord with plans and specifications reasonably acceptable to Landlord; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Building systems); copies of contracts; required permits and approvals; evidence of contractor's and subcontractor's insurance in amounts reasonably required by Landlord; and any security for performance that is reasonably required by Landlord. Changes to the plans and specifications must also be submitted to Landlord for its approval, such approval not to be unreasonably withheld or delayed. Alterations shall be constructed in a good and workmanlike manner using materials of a quality that is at least equal to the quality designated by Landlord as the minimum standard for the Building. Landlord may designate reasonable and non-discriminatory rules, regulations and procedures for the performance of work in the Building and, to the extent reasonably necessary to avoid disruption to the occupants of the Building, shall have the right to designate the time when Alterations may be performed. Tenant shall reimburse Landlord within 30 days after receipt of an invoice for reasonable sums paid by Landlord for third party examination necessary to approve of Tenant's plans, which approval or disapproval shall be given to Tenant within 10 days, for non-Cosmetic Alterations. In addition, within 30 days after receipt of an invoice from Landlord, Tenant shall pay Landlord a fee for Landlord's oversight and coordination of any non-Cosmetic Alterations equal to 5% of the cost of the non-Cosmetic Alterations. Within 20 days after completion, Tenant shall furnish "as-built" plans (except for Cosmetic Alterations), completion affidavits, full and final waivers of lien in recordable form, and receipted bills covering all labor and materials. The Alterations shall comply with all applicable insurance requirements under this Lease and applicable Laws. Landlord's approval of an Alteration shall not be a representation by Landlord that the Alteration complies with applicable Laws or will be adequate for Tenant's use.

X.    Use of Electrical Services by Tenant.

  A.
  Electricity used by Tenant in the Premises shall, at Landlord's option, be paid for by Tenant through inclusion in Expenses (except as provided in Section X.B. for excess usage). Electrical service to the Premises may be furnished by one or more companies providing electrical generation, transmission and distribution services, and the cost of electricity may consist of several different components or separate charges for such services, such as generation, distribution and stranded cost charges. Landlord shall have the exclusive right to select any company providing electrical service to the Premises, to aggregate the electrical service for the Property and Premises with other buildings, to purchase electricity through a broker and/or buyers group and to change the providers and manner of purchasing electricity; provided, however, that Landlord shall only select a company capable of providing reasonably consistent levels of clean power to the Building and to the Premises. Landlord shall be entitled to receive a fee (if permitted by Law) for the selection of utility companies and the negotiation and administration of contracts for electricity, provided that the amount of such fee shall not exceed 50% of any savings obtained by Landlord.

  B.
  Tenant's use of electrical service shall not exceed, either in voltage, rated capacity, use beyond Normal Business Hours or overall load, the electrical standard for the Building. For purposes hereof, the "electrical standard" for the Building shall mean 5 watts per square foot of the Premises. If Tenant requests permission to consume excess electrical service, Landlord may refuse to consent or may condition consent upon conditions that Landlord reasonably elects (including, without limitation, the installation of utility service upgrades, meters, submeters, air handlers or cooling units), and the additional usage (to the extent permitted by Law), reasonable installation and maintenance costs shall be paid by Tenant. Landlord shall have the right to separately meter electrical usage for the Premises. In the event that Landlord separately meters the electrical usage for the Premises and Tenant's use of the electrical services exceeds the electrical standard, Tenant shall bear the costs for the meter installation. Any such amount payable by Tenant to Landlord shall be deemed to be Additional Rent due hereunder and shall be due and payable by Tenant on or before 30 days after billing by Landlord. In the event that Landlord separately meters the electrical usage for the Premises and Tenant's use of the electrical standard does not exceed the electrical services. Landlord shall bear the costs for the meter installation.

XI.    Entry by Landlord.

        Landlord, its agents, contractors and representatives may enter the Premises to inspect or show the Premises, to clean and make repairs, alterations or additions to the Premises, and to conduct or facilitate repairs, alterations or additions to any portion of the Building, including other tenants' premises. Except in emergencies or to provide janitorial and other Building services after Normal Business Hours Landlord shall provide Tenant with reasonable prior notice of entry into the Premises which may be given orally. If reasonably necessary for the protection and safety of Tenant and its employees. Landlord shall have the right to temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Normal Business Hours. Notwithstanding the foregoing, if Landlord temporarily closes the Premises as provided above for a period in excess of 3 consecutive day(s), Tenant as its sole remedy, shall be entitled to receive a per diem abatement of Base Rent during the period beginning on the 4th consecutive day of closure and ending on the date on which the Premises are returned to Tenant in a tenantable condition. Tenant, however, shall not be entitled to an abatement if the repairs, alterations and/or additions to be performed are required as a result of the acts or omissions of Tenant, its agents, employees or contractors, including without limitation, a default by Tenant in its maintenance and repair obligations under the Lease. Except as otherwise specifically provided in this Article entry by Landlord shall not constitute constructive eviction or entitle Tenant to an abatement or reduction of Rent. Notwithstanding the foregoing except in emergency situations as reasonably determined by Landlord, Landlord shall exercise reasonable efforts not to unreasonably interfere with the conduct of the business of Tenant in the Premises. However, the foregoing shall not require Landlord to perform work after Normal Business Hours unless Tenant agrees to reimburse Landlord for the extra cost incurred in connection with such work, if any, which exceeds the cost for such work which would have been incurred had it been performed during Normal Business Hours.

XII.    Assignment and Subletting.

  A.
  Except in connection with a Permitted Transfer (defined in Section XII.E. below). Tenant shall not assign sublease, transfer or encumber any interest in this Lease or allow any third part, to use any portion of the Premises (collectively or individually, a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld if Landlord does not elect to exercise its termination rights under Section XII.B below. Without limitation, it is agreed that Landlord's consent shall not be considered unreasonably withheld if: (1) the proposed transferee's financial condition does not meet the criteria Landlord uses to select Building tenants having similar leasehold obligations, provided, with respect to a subtenant Landlord shall apply a standard of whether the proposed subtenant is financially able to meet its sublease obligations, including its obligation to pay rent under the sublease, as they become due; (2) the proposed transferee's business is not suitable for the Building considering the business of the other tenants and the Building's prestige, or would result in a violation of another tenants rights (3) the proposed transferee is a governmental agency or occupant of the Building or Property, provided that Landlord will not withhold its consent solely because the transferee is a government agency if the Transfer would not impose any additional obligations on Landlord or result in an excessive amount of foot traffic to and from the Premises or an excessive amount of people per square foot within the Premises; (4) Tenant is in default after the expiration of the notice and cure periods in this Lease; or (5) any portion of the Building of Premises would likely become subject to additional or different Laws as a consequence of the proposed Transfer. Tenant shall not be entitled to receive any consequential, special or indirect damages based upon a claim that Landlord unreasonably withheld its consent to a proposed Transfer. Instead, any such claim of Tenant shall be limited to the foreseeable, direct and actual damages incurred by Tenant. Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any similar or successor Laws, now or hereinafter in effect, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable Laws, on behalf of the proposed transferee. Any attempted Transfer in violation of this Article shall, at Landlord's option, be void. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord's rights to approve any subsequent Transfers. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease.

  B.
  As part of its request for Landlord's consent to a Transfer, Tenant shall provide Landlord with financial statements for the proposed transferee, a complete copy of the proposed assignment sublease and other contractual documents and such other information as Landlord may reasonably request. Landlord shall by, written notice to Tenant within 20 days (10 days with respect to a sublease of any portion of the Sublease Space which is entered into prior to the first anniversary of the Commencement Date) of its receipt of the required information and documentation, either: (1) consent to the Transfer by the execution of a consent agreement in a form reasonably designated by Landlord or reasonably refuse to consent to the Transfer in writing setting forth the reason(s) Landlord is refusing to consent; or (2) exercise its right to terminate this Lease with respect to the entire Premises, if Tenant is proposing to assign the Lease, or with respect to the portion of the Premises that Tenant is proposing to sublet if the proposed sublease (if approved) would result in 25% or more of the Tenant's Premises being subject to sublease. Notwithstanding the above, Landlord will not withhold its consent solely because the proposed subtenant or assignee is an occupant of the Building if Landlord does not have space available for lease in the Building that is comparable to the space Tenant desires to sublet or assign. Landlord shall be deemed to have comparable space if it has, or will have, space available on any floor of the Building that is approximately the same size as the space Tenant desires to sublet or assign within 6 months of the proposed commencement of the proposed sublease or assignment. Notwithstanding the above, Tenant, within 5 days after receipt of Landlord's notice of intent to terminate, may withdraw its request for consent to the Transfer. In that event Landlord's election to terminate the Lease shall be null and void and of no force and effect. Any such termination shall be effective on the proposed effective date of the Transfer for which Tenant requested consent. Tenant shall pay Landlord's review fee of $750.00 for Landlord's review of any Permitted Transfer of requested Transfer, provided if Landlord's actual reasonable costs and expenses (including reasonable attorney's fees) exceed $750.00, Tenant shall reimburse Landlord for its actual reasonable costs and expenses in lieu of a fixed review fee. Notwithstanding the foregoing, Tenant shall not be required to pay a review fee with respect to the review of a sublease for any portion of the Sublease Space which is entered into prior to the first anniversary of the Commencement Date.

    If Landlord fails to respond to any request for consent within the 20 day period (or 10 day period with respect to a sublease for any portion of the Sublease Space which is entered into prior to the first anniversary of the Commencement Date) set forth above, Tenant shall have the right to provide Landlord with a second request for consent. Tenant's second request for consent must specifically state that Landlord's failure to respond within a period of 10 days shall be deemed to be an approval by Landlord. If Landlord's failure to respond continues for 10 days after its receipt of the second request for consent, the Transfer for which Tenant has requested consent shall be deemed to have been approved by Landlord.

  C.
  Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord's share of any excess within 30 days after Tenant's receipt of such excess consideration. Tenant may deduct from the excess all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer (other than Landlord's review fee), including brokerage fees, legal fees, marketing costs and construction costs. If Tenant is in Monetary Default (defined in Section XIX.A. below), Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of any payments received (less Landlord's share of any excess).

  D.
  Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership, or similar entity, and ownership of an entity which owns or controls a majority of the voting shares/rights of Tenant at any time changes by more than 51% for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a recognized security exchange, or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed.

  E.
  So long as Tenant is not entering into the Permitted Transfer for the purpose of avoiding or otherwise circumventing the remaining terms of this Article XII, Tenant may assign its entire interest under this Lease or sublet all or a part of the Premises, without the consent of Landlord, to (i) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant (collectively, an "Affiliated Party"), (ii) a successor to Tenant by purchase, merger, consolidation or reorganization, or (iii) David J. Teece, individually, or an entity owned or substantially owned by David J. Teece (collectively, a "Teece Party") (each such Transfer a "Permitted Transfer") provided that all of the following conditions are satisfied: (1) Tenant is not in default under this Lease; (2) the Permitted Use does not allow the Premises to be used for retail purposes; (3) Tenant shall give Landlord written notice at least 30 days prior to the effective date of the proposed Permitted Transfer; (4) with respect to a proposed Permitted Transfer to an Affiliated Party or a Teece Party, Tenant continues to have a net worth reasonably satisfactory to Landlord; and (5) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Tenant ceasing to exist as a separate legal entity, (a) Tenant's successor shall own all or substantially all of the assets of Tenant, and (b) Tenant's successor shall have a net worth which is at least equal to the greater of Tenant's net worth at the date of this Lease or Tenant's net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization. Tenant's notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant's successor shall sign a commercially reasonable form of assumption agreement. As used herein, (A) "parent" shall mean a company which owns a majority of Tenant's voting equity; (B) "subsidiary" shall mean an entity wholly owned by Tenant or at least 51% of whose voting equity is owned by Tenant; and (C) "affiliate" shall mean an entity controlled by, controlling or under common control with Tenant. Notwithstanding the foregoing, if any parent, affiliate or subsidiary to which this Lease has been assigned or transferred subsequently sells or transfers its voting equity or its interest under this Lease other than to another parent, subsidiary or affiliate of the original Tenant named hereunder, such sale or transfer shall be deemed to be a Transfer requiring the consent of Landlord hereunder.

XIII.    Liens.

        Tenant shall not permit mechanic's or other liens to be placed upon the Project, Property, Premises or Tenant's leasehold interest in connection with any work or service done or purportedly done by or for benefit of Tenant. If a lien is so placed, Tenant shall, within 10 days of notice from Landlord of the filing of the lien, fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to discharge the lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien, Tenant shall reimburse Landlord for any amount paid by Landlord to bond or insure over the lien or discharge the lien, including, without limitation, reasonable attorneys' fees (if and to the extent permitted by Law) within 30 days after receipt of an invoice from Landlord.

XIV.    Indemnity and Waiver of Claims.

  A.
  Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, defend and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagee(s) (defined in Article XXVI) and agents ("Landlord Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties (defined below) or any of Tenant's transferees, contractors or licensees.

  B.
  Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties (defined below), Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents ("Tenant Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law) which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord, the Landlord Related Parties or any of Landlord's contractors.

  C.
  Landlord and the Landlord Related Parties shall not be liable for, and Tenant waives, all claims for loss or damage to Tenant's business or loss, theft or damage to Tenant's Property or the property of any person claiming by, through or under Tenant resulting from: (1) wind or weather; (2) the failure of any sprinkler, heating or air-conditioning equipment, any electric wiring or any gas, water or steam pipes; (3) the backing up of any sewer pipe or downspout; (4) the bursting, leaking or running of any tank, water closet, drain or other pipe; (5) water, snow or ice upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Building; (6) any act or omission of any party other than Landlord or Landlord Related Parties; and (7) any causes not reasonably within the control of Landlord. Tenant shall insure itself against such losses under Article XV below.

    Notwithstanding the foregoing, except as provided in Article XVI to the contrary, Tenant shall not be required to waive any claims against Landlord (other than for loss or damage to Tenant's business) where such loss or damage is due to the negligence or willful misconduct of Landlord or any Landlord Related Parties. Nothing herein shall be construed as to diminish the repair and maintenance obligations of Landlord contained elsewhere in this Lease.

XV.    Insurance.

        Tenant shall carry and maintain the following insurance ("Tenant's Insurance"), at its sole cost and expense: (1) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000.00; (2) All Risk Property/Business Interruption Insurance, including flood and earthquake, (at commercially reasonable rates), written at replacement cost value and with a replacement cost endorsement covering all of Tenant's trade fixtures, equipment, furniture and other personal property within the Premises ("Tenant's Property"); (3) Workers' Compensation Insurance as required by, the state in which the Premises is located and in amounts as may be required by applicable statute; and (4) Employers Liability Coverage of at least $1,000,000.00 per occurrence. Any company writing any of Tenant's Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name Tenant as a named insured and Landlord (or any successor), Equity Office Properties Trust, a Maryland real estate investment trust, EOP Operating Limited Partnership, a Delaware limited partnership, and their respective members, principals, beneficiaries, partners, officers, directors, employees and agents, and other designees of Landlord as the interest of such designees shall appear, as additional insureds. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days' advance written notice of any change, cancellation, termination or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant's Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises for any reason, and upon renewals at least 15 days prior to the expiration of the insurance coverage. Landlord shall maintain the following insurance ("Landlord's Insurance"), the premiums of which will be included in Expenses to the extent provided in Article IV.C: (1) Commercial General Liability insurance applicable to the Property, Building and Common Areas providing, on an occurrence basis, a minimum combined single limit of at least $2,000,000.00; (2) All Risk Property Insurance on the Building at replacement cost value; (3) Worker's Compensation insurance as required by the state in which the Building is located and in amounts as may be required by applicable statute; and (4) Employers Liability Coverage of at least $1,000,000.00 per occurrence. Except as specifically provided to the contrary, the limits of either party's insurance shall not limit such party's liability under this Lease.

XVI.    Subrogation.

        Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claim, action or causes of action against the other and their respective trustees, principals, beneficiaries, partners, officers, directors, agents, and employees, for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to Tenant's Property, the Building, the Premises, any additions or improvements to the Building or Premises, or any contents thereof, including all rights of recovery, claims, actions or causes of action arising out of the negligence of Landlord or any Landlord Related Parties or the negligence of Tenant or any Tenant Related Parties, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

XVII.    Casualty Damage.

  A.
  If all or any part of the Premises is damaged by fire or other casualty, Tenant shall immediately notify Landlord in writing. During any period of time that all or a material portion of the Premises is rendered untenantable as a result of a fire or other casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant. Landlord shall have the right to terminate this Lease if: (1) the Building shall be damaged so that, in Landlord's reasonable judgment and subject to the Completion Estimate in Article XVII.B herein, substantial alteration or reconstruction of the Building shall be required (whether or not the Premises has been damaged); (2) Landlord is not permitted by law to rebuild the Building in substantially the same form as existed before the fire or casualty; (3) the Premises have been materially damaged and there is less than 1 year of the Term remaining on the date of the casualty; (4) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (5) a material uninsured loss to the Building occurs. Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within 90 days after the date of the casualty. If Landlord does not terminate this Lease, Landlord shall commence and proceed with reasonable diligence to repair and restore the Building and the Leasehold Improvements (excluding any Alterations that were performed by Tenant in violation of this Lease). However, in no event shall Landlord be required to spend more than the insurance proceeds received by Landlord. Landlord shall not be liable for any loss or damage to Tenant's Property or to the business of Tenant resulting in any way from the fire or other casualty or from the repair and restoration of the damage. Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Article and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease.

  B.
  If all or any portion of the Premises shall be made untenantable by fire or other casualty, Landlord shall, with reasonable promptness, cause an architect or general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises to substantially the same condition as existed before the casualty and make the Premises tenantable again, using standard working methods ("Completion Estimate"). If the Completion Estimate indicates that the Premises cannot be made tenantable within 210 days from the date the repair and restoration is started, then regardless of anything in Section XVII.A above to the contrary, either party shall have the right to terminate this Lease by giving written notice to the other of such election within 10 days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the fire or casualty was caused by the negligence or intentional misconduct of Tenant or any Tenant Related Party.

  C.
  The provisions of this Lease, including this Article XVII, constitute an express agreement between Landlord and Tenant with respect to any and all damage to or destruction of all or any part of the Premises, the Building or the Property, and any Laws, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other similar Laws now or hereinafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or the Property.

XVIII.    Condemnation.

        Either party may terminate this Lease if the whole or any material part of the Premises shall be taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a "Taking"). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would leave the remainder of the Building unsuitable for use as an office building in a manner reasonably comparable to the Building's use prior to the Taking. In order to exercise its right to terminate the Lease, Landlord or Tenant, as the case may be, must provide written notice of termination to the other within 60 days after the terminating party first receives notice of the Taking. Any such termination shall be effective as of the date the physical taking of the Premises or the portion of the Building or Property occurs. If this Lease is not terminated, the Rentable Square Footage of the Building, the Rentable Square Footage of the Premises, the Building's allocable share, and Tenant's Pro Rata Share shall, if applicable be appropriately adjusted. In addition, Rent for any portion of the Premises taken or condemned shall be abated during the unexpired Term of this Lease effective when the physical taking of the portion of the Premises occurs. All compensation awarded for a Taking or sale proceeds, shall be the property of Landlord, any right to receive compensation or proceeds being expressly waived by Tenant. However, Tenant may file a separate claim at its sole cost and expense for Tenant's Property and Tenant's reasonable relocation expenses provided the filing of the claim does not diminish the award which would otherwise be receivable by Landlord. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure or any similar or successor Laws.

XIX.    Events of Default.

        Tenant shall be considered to be in default of this Lease upon the occurrence of any of the following events of default (each a "Default"):

  A.
  Tenant's failure to pay when due (including after expiration of all grace periods) all or any portion of the Rent, if the failure continues for a period of 5 Business Days after written notice to Tenant ("Monetary Default").

  B.
  Tenant's failure (other than a Monetary Default) to comply with any term, provision or covenant of this Lease imposing an obligation on Tenant, if the failure is not cured within 10 days after written notice to Tenant. However, if Tenant's failure to comply cannot reasonably be cured within 10 days, Tenant shall be allowed additional time (not to exceed 90 days) as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within 10 days, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with the Lease. However, if Tenant's failure to comply creates a hazardous condition, the failure must be cured immediately upon notice to Tenant. In addition, if Landlord provides Tenant with notice of Tenant's failure to comply with any particular non-Monetary term, provision or covenant of the Lease on 3 occasions during any 12 month period, Tenant's subsequent violation of such non-Monetary term, provision or covenant shall, at Landlord's option, be an incurable event of default by Tenant.

  C.
  Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts when due.

  D.
  The leasehold estate is taken by process or operation of Law.

  E.
  Intentionally Omitted.

  F.
  Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord affecting the Building or the Property or project in which the Building is located, including, without limitation, any lease or agreement for parking.

XX.    Remedies.

  A.
  Upon the occurrence of any event or events of default under this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations and waives any and all other notices or demand requirements imposed by applicable law):

    1.
    Terminate this Lease and Tenant's right to possession of the Premises by written notice to Tenant and recover from Tenant an award of damages equal to the sum of the following:

    (a)
    The Worth at the Time of Award of the unpaid Rent which had been earned at the time of termination;

    (b)
    The Worth at the Time of Award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could have been reasonably avoided;

    (c)
    The Worth at the Time of Award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could be reasonably avoided;

    (d)
    Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

    (e)
    All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

      The "Worth at the Time of Award" of the amounts referred to in parts (a) and (b) above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (i) the greatest per annum rate of interest permitted from time to time under applicable law, or (ii) the Prime Rate plus 5%. For purposes hereof, the "Prime Rate" shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California. The "Worth at the Time of Award" of the amount referred to in part (c), above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%;

    2.
    Employ the remedy described in California Civil Code §1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

    3.
    Notwithstanding Landlord's exercise of the remedy described in California Civil Code §1951.4 in respect of an event or events of default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant's right to possession of the Premises and recover an award of damages as provided above in Paragraph XX.A.1.

  B.
  The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord

  C.
  TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER LAWS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE LEASE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY

    REASON OF TENANT'S BREACH. TENANT ALSO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.

  D.
  No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

  E.
  This Article XX shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the uneforceability of any portion thereof shall not thereby render uneforceable any other portion.

XXI.    Limitation of Liability.

        NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD'S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) (DEFINED IN ARTICLE XXVI BELOW) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN ARTICLE XXVI BELOW) ON THE PROPERTY, BUILDING OR PREMISES, NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT.

XXII.    No Waiver.

        Either party's failure to declare a default immediately upon its occurrence, or delay in taking action for a default shall not constitute a waiver of the default, nor shall it constitute an estoppel. Either party's failure to enforce its rights for a default shall not constitute a waiver of its rights regarding any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance or surrender of the Premises.

XXIII.    Quiet Enjoyment.

        Tenant shall, and may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building, and shall not be a personal covenant of Landlord or the Landlord Related Parties.

XXIV.    Relocation. Intentionally omitted.

XXV.    Holding Over.

        Except for any permitted occupancy by Tenant under Article VIII, if Tenant fails to surrender the Premises at the expiration or earlier termination of this Lease, occupancy of the Premises after the termination or expiration shall be that of a tenancy at sufferance. During the first 15 days of any such holdover, Tenant shall pay an amount equal to 125% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover, calculated and payable on a per day basis for each day in such initial 15 day period that Tenant holds over in the Premises. Thereafter, commencing on the 16th day of any such holdover, Tenant shall pay an amount (on a per calendar month basis without reduction for partial calendar months during the remainder of the holdover) equal to 150% of the greater of: (1) the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover; or (2) the fair market gross rental for the Premises as reasonably determined by Landlord. No holdover by Tenant or payment by Tenant after the expiration or early termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise unless Landlord has consented to the holdover in writing. In addition to the payment of the amounts provided above, if Landlord is unable to deliver possession of the Premises to a new tenant, or to perform improvements for a new tenant, as a result of Tenant's holdover and Tenant fails to vacate the Premises within 15 days after Landlord notifies Tenant of Landlord's inability to deliver possession, or perform improvements, Tenant shall be liable to Landlord for all damages, including, without limitation, consequential damages, that Landlord suffers from the holdover. Notwithstanding the above, Tenant shall not be liable for consequential damages pursuant to this Article if the parties are negotiating in good faith for a renewal of the Term, as demonstrated by a renewal lease or amendment being executed within 30 days of the Termination Date.

XXVI.    Subordination to Mortgages; Estoppel Certificate.

        Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a "Mortgage"). The party having the benefit of a Mortgage shall be referred to as a "Mortgagee". This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee, within 10 Business Days after delivery of such subordination agreement to Tenant. In lieu of having the Mortgage be superior to this Lease, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. If requested by a successor-in-interest to all or a part of Landlord's interest in the Lease, Tenant shall, without charge, attorn to the successor-in-interest. Landlord and Tenant shall each, within 10 days after receipt of a written request from the other, execute and deliver an estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). The estoppel certificate shall include a statement certifying that this Lease is unmodified (except as identified in the estoppel certificate) and in full force and effect, describing the dates to which Rent and other charges have been paid, representing that, to such party's actual knowledge, there is no default (or stating the nature of the alleged default) and indicating other matters with respect to the Lease that may reasonably be requested. Notwithstanding the foregoing, upon written request by Tenant, Landlord will use commercially reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord's then current Mortgagee on such Mortgagee's then current standard form of agreement. "Reasonable efforts" of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the Mortgagee. Upon request of Landlord, Tenant will execute the Mortgagee's form of non-disturbance, subordination and attornment agreement and return the same to Landlord for execution by the Mortgagee. Landlord's failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.

XXVII.    Attorneys' Fees.

        If either party institutes a suit against the other for violation of or to enforce any covenant or condition of this Lease, or if either party intervenes in any suit in which the other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys' fees.

XXVIII.    Notice.

        If a demand, request, approval, consent or notice (collectively referred to as a "notice") shall or may be given to either party by the other, the notice shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service at the party's respective Notice Address(es) set forth in Article I, except that if Tenant has vacated the Premises (or if the Notice Address for Tenant is other than the Premises, and Tenant has vacated such address) without providing Landlord a new Notice Address, Landlord may serve notice in any manner described in this Article or in any other manner permitted by Law. Each notice shall be deemed to have been received or given on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or the other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address by giving the other party written notice of the new address in the manner described in this Article.

XXIX.    Excepted Rights.

        This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself the use of: (1) roofs, (2) telephone, electrical and janitorial closets, (3) equipment rooms, Building risers or similar areas that are used by Landlord for the provision of Building services, (4) rights to the land and improvements below the floor of the Premises, (5) the improvements and air rights above the Premises, (6) the improvements and air rights outside the demising walls of the Premises, and (7) the areas within the Premises used for the installation of utility lines and other installations serving occupants of the Building. Landlord has the right to change the Building's name or address within 30 days notice to Tenant. Landlord also has the right to make such other changes to the Property and Building as Landlord deems appropriate, provided the changes do not materially affect Tenant's ability to use the Premises for the Permitted Use. Landlord shall also have the right (but not the obligation) to temporarily close the Building if Landlord reasonably determines that there is an imminent danger of significant damage to the Building or of personal injury to Landlord's employees or the occupants of the Building. The circumstances under which Landlord may temporarily close the Building shall include, without limitation, electrical interruptions, hurricanes and civil disturbances. A closure of the Building under such circumstances shall not constitute a constructive eviction nor entitle Tenant to an abatement or reduction of Rent. In exercising its rights under this Section XXIX, Landlord will use commercially reasonable efforts to minimize any disruption of Tenant's business operations.

XXX.    Surrender of Premises.

        At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall remove Tenant's Property (defined in Article XV) from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in as good order, condition and repair as when tenant took possession, ordinary wear and tear, damage by fire or other casualty, condemnation, and any Required Removables not required to be removed under Article VII excepted. Tenant shall also be required to remove the Required Removables in accordance with Article VIII. If Tenant fails to remove any of

Tenant's Property within 3 days after the termination of this Lease or of Tenant's right to possession, Landlord, at Tenant's sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant's Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant's Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred for Tenant's Property. In addition, if Tenant fails to remove Tenant's Property from the Premises or storage, as the case may be, within 30 days after written notice, Landlord may deem all or any part of Tenant's Property to be abandoned, and title to Tenant's Property shall be deemed to be immediately vested in Landlord.

XXXI.    Miscellaneous.

  A.
  This Lease and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the Laws of the State of California and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state. If any term or provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by Law. The headings and titles to the Articles and Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of the Lease.

  B.
  Tenant shall not record this Lease or any memorandum without Landlord's prior written consent.

  C.
  Landlord and Tenant hereby waive any right to a trial by jury in any eviction or forcible entry and detainer action or similar possessory proceeding based upon, or related to, this Lease.

  D.
  Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, civil disturbances and other causes beyond the reasonable control of the performing party ("Force Majeure"). However, events of Force Majeure shall not extend any period of time for the payment of Rent or other sums payable by either party or any period of time for the written exercise of an option or right by either party.

  E.
  Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building, the Property and the Project referred to herein, and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that, any successor pursuant to a voluntary, third-party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord's obligations under this Lease either by contractual obligation, assumption agreement or by operation of law, and further provided that Landlord and its successors, as the case may be, shall remain liable after their respective periods of ownership with respect to any sums due in connection with a breach or default by such party that arose during such period of ownership by such party.

  F.
  Tenant represents that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease. Landlord agrees to pay a brokerage commission to Broker in accordance with the terms of a separate written commission agreement to be entered into between Landlord and Broker, provided that in no event shall Landlord be obligated to pay a commission to Broker in connection with any extension of the Term or in connection with any additional space that is leased by Tenant pursuant to the terms of this Lease except as may be specifically provided otherwise in such written agreement or future written agreement between Landlord and Broker.

  G.
  Tenant covenants, warrants and represents that: (1) each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant; (2) this Lease is binding upon Tenant; and (3) Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the State of California. If there is more than one Tenant, or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities. Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them.

  H.
  Time is of the essence with respect to Tenant's exercise of any expansion, renewal or extension rights granted to Tenant. This Lease shall create only the relationship of landlord and tenant between the parties, and not a partnership, joint venture or any other relationship. This Lease and the covenants and conditions in this Lease shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns.

  I.
  The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or early termination of this Lease. Without limiting the scope of the prior sentence, it is agreed that Tenant's obligations under Sections IV.A, IV.B., and Articles VIII, XIV, XX, XXV and XXX shall survive the expiration or early termination of this Lease.

  J.
  Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery of it does not constitute an offer to Tenant or an option. This Lease shall not be effective against any party hereto until an original copy of this Lease has been signed by such party.

  K.
  All understandings and agreements previously made between the parties including, without limitation, that certain letter dated October 22, 2001, from Broker to EOP-Operating Limited Partnership, a Delaware limited liability corporation are superseded by this Lease, and neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant.

  L.
  Tenant, within 30 days after request but not more than once per year, shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request in order to create a "business profile" of Tenant and determine Tenant's ability to fulfill its obligations under this Lease. Landlord, however, shall not require Tenant to provide such information unless Landlord is requested to produce the information in connection with a proposed financing or sale of the Building. Upon written request by Tenant, Landlord shall enter into a commercially reasonable confidentiality agreement covering any confidential information that is disclosed by Tenant.

  M.
  Subject to the provisions of this Section M, so long as Tenant is not in Default under this Lease, and provided Tenant's employees execute Landlord's standard waiver of liability form, then Tenant's employees (the "Fitness Center Users") shall be entitled to use the Property's fitness center (the "Fitness Center"). The use of the Fitness Center shall be subject to the reasonable, non-discriminatory rules and regulations (including rules regarding hours of use) established from time to time by Landlord for the Fitness Center. The costs of operating, maintaining and repairing the Fitness Center shall be included as part of Expenses to the extent provided in Article IV. Tenant acknowledges that the provisions of this Section shall not be deemed to be a representation by Landlord that Landlord shall continuously maintain the Fitness Center (or any other fitness facility) throughout the Term of this Lease, and Landlord shall have the right, at Landlord's sole discretion, to expand, contract, eliminate or otherwise modify the Fitness Center. No expansion, contraction or modification of the Fitness Center, and no termination of Tenant's or the Fitness Center Users' rights to the Fitness Center shall constitute a constructive eviction or entitle Tenant to an abatement or reduction in Rent.

XXXII.    Entire Agreement.

        This Lease and the following exhibits and attachments constitute the entire agreement between the parties and supersede all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents: Exhibit A-1 (Outline and Location of Premises), Exhibit A-2 (Outline and Location of Project), Exhibit A-3 (Offering Space), Exhibit A-4 (Sublease Space), Exhibit B (Rules and Regulations), Exhibit C (Commencement Letter), Exhibit D (Work Letter Agreement), Exhibit E (Additional Provisions), Exhibit F (Parking Agreement) and Exhibit G (Form of Letter of Credit).

        Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:
EOP-EMERYVILLE PROPERTIES, LLC, a Delaware limited liability company
By:	EOP Operating Limited Partnership, a Delaware limited partnership, its sole member
	By:	Equity Office Properties Trust, a Maryland real estate investment trust, its general partner
		By:	/s/ [ILLEGIBLE]
		Name:	[ILLEGIBLE]
		Title:	[ILLEGIBLE]
TENANT:
LECG, LLC, a California limited liability company
By:	/s/ DENISE WILKINS
Name:	Denise Wilkins
Title:	Director of Administration
By:	/s/ J. GEOFFREY COLTON
Name:	J. Geoffrey Colton
Title:	CFO

EXHIBIT A-1

OUTLINE AND LOCATION OF PREMISES

        This Exhibit is attached to and made a part of the by and between EOP-EMERYVILLE PROPERTIES, L.L.C., a Delaware limited liability company ("Landlord") and LECG, LLC, a California limited liability company ("Tenant") for space in the Building located at 2000 Powell Street, Emeryville, California.

EXHIBIT A-2

OUTLINE AND LOCATION OF PROJECT

        This Exhibit is attached to and made a part of the Lease by and between EOP-EMERYVILLE PROPERTIES, L.L.C., a Delaware limited liability company ("Landlord") and LECG, LLC, a California limited liability company ("Tenant") for space in the Building located at 2000 Powell Street, Emeryville, California.

WATERGATE OFFICE TOWERS

EXHIBIT A-3
OFFERING SPACE

        This Exhibit is attached to and made a part of the Lease by and between EOP-EMERYVILLE PROPERTIES, L.L.C., a Delaware limited liability company ("Landlord") and LECG, LLC, a California limited liability company ("Tenant") for space in the Building located at 2000 Powell Street, Emeryville, California.

OFFERING SPACE

Law & Economics Consulting Group(LECG)
Law & Economics Consulting Group(LECG)

ADDRESS : WATERGATE TOWER II
2000 POWELL STREET
EMERYVILLE, CA 94608

FLOOR : 7th FLOOR
10/30/00

NORTH

EXHIBIT A-4

"TENTATIVE" OUTLINE AND LOCATION OF SUBLEASE SPACE

        This Exhibit is attached to and made a part of the Lease by and between EOP-Emeryville Properties, L.L.C, a Delaware limited liability company ("Landlord") and LECG, LLC, a California limited liability company ("Tenant") for space in the Building located at 2000 Powell Street, Emeryville, California.

EXHIBIT B

BUILDING RULES AND REGULATIONS

        The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking garage (if any), the Fitness Center (if any), the Property, the Project and the appurtenances. Capitalized terms have the same meaning as defined in the Lease.

1.
Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in Common Areas or elsewhere about the Building or Property.

2.
Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures of appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not be responsible for the damage.

3.
No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant's cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel.

4.
Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

5.
Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord's prior written consent and Landlord shall have the right to retain at all times and to use keys to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant's cost, and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of this Lease.

6.
All contractors, contractor's representatives and installation technicians performing work in the Building shall be subject to Landlord's prior approval and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, which may be revised from time to time.

7.
Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours designated by Landlord. Tenant shall obtain Landlord's prior approval by providing a detailed listing of the activity. If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage or loss to the extent provided in this Lease.

8.
Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises. Damage to the Building by the installation, maintenance, operation, existence or removal of Tenant's Property shall be repaired at Tenant's sole expense.

9.
Corridor doors, when not in use, shall be kept closed.

10.
Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute, or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building that might, in Landlord's reasonable opinion, constitute a nuisance.

11.
No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

12.
No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property. Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant, and shall remain solely liable for the costs of abatement and removal.

13.
Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

14.
Tenant shall not take any action which would violate Landlord's labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord's or any other tenant's or occupant's business or with the rights and privileges of any person lawfully in the Building ("Labor Disruption"). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties, nor shall the Commencement Date of the Term be extended as a result of the above actions.

15.
Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, without Landlord's prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16.
Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant's employees, and then only if the operation does not violate the lease of any other tenant in the Building.

17.
Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

18.
Landlord may from time to time adopt systems and procedures for the security and safety of the Building, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord's systems and procedures.

19.
Landlord shall have the right to prohibit the use of the name or address of the Building or the name of the Landlord in any publicity by Tenant that in Landlord's reasonable opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20.
Tenant shall not canvass, solicit or peddle in or about the Building or the Property.

21.
Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

22.
Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

23.
Deliveries to and from the Premises shall be made only at the times, in the areas and through the entrances and exits designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

24.
The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M. and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

EXHIBIT C

INTENTIONALLY OMITTED.

C-1

EXHIBIT D

WORK LETTER

        This Exhibit is attached to and made a part of the Lease by and between EOP-EMERYVILLE PROPERTIES, L.L.C., a Delaware limited liability company ("Landlord") and LECG, LLC, a California limited liability company ("Tenant") for space in the Building located at 2000 Powell Street, Emeryville, California.

        As used in this Workletter, the "Premises" shall be deemed to mean the Premises, as initially defined in the attached Lease.

  1.
  Landlord, at its sole cost and expense (subject to the terms and provisions of Section2 below) shall perform improvements to the Premises in accordance with the following work list (the "Worklist") using Building standard methods, materials and finishes. The improvements to be performed in accordance with the Worklist are hereinafter referred to as the "Landlord Work". Landlord shall enter into a direct contract for the Landlord Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work.

WORK LIST

    (a)
    Landlord shall install new carpet/floor covering using Building standard materials and of comparable quality to the existing carpet/floor covering;

    (b)
    Landlord shall paint throughout the Premises;

    (c)
    Landlord shall paint and refurbish the existing ceiling system and fire suppression system as needed;

    (d)
    Landlord shall install, subject to Landlord's review and approval of the specifications (which Tenant shall provide within 20 days after the execution of this Lease), a suppression system in server area;

    (e)
    Landlord shall replace laminate in elevator vestibules; and

    (f)
    Landlord shall replace the wall covering in the 6th floor lobby; and

    (g)
    Install a demising wall separating the Premises and the Sublease Space.

  2.
  All other work and upgrades other than the Landlord Work, subject to Landlord's approval, shall be at Tenant's sole cost and expense, plus any applicable state sales or use tax thereon, payable upon demand as Additional Rent. Tenant shall be responsible for any Tenant Delay as defined in Article III of this Lease. Notwithstanding the foregoing, all costs directly associated with the moving of Tenant's furnishings or equipment to accommodate Landlord's Work will be borne by Landlord.

  3.
  Tenant acknowledges that the Landlord Work may be performed by Landlord in the Premises during Normal Business Hours subsequent to the Commencement Date. Landlord and Tenant agree to cooperate with each other in order to enable the Landlord Work to be performed in a timely manner and with as little inconvenience to the operation of Tenant's business as is reasonably possible. All Landlord Work other than item 1(a) will be completed within 6 months after the Commencement Date. Item l(a) will be completed, at Tenant's request, at any time during the first 3 years of the Term. Any Landlord Work to be performed in the Premises during Normal Business Hours will be coordinated with Tenant to minimize disruption of Tenant's business. Painting and carpeting of the Premises and the refurbishment of the existing ceiling system will not be performed during Normal Business Hours.

D-1

    Notwithstanding anything herein to the contrary, any delay in the completion of the Landlord Work or inconvenience suffered by Tenant during the performance of the Landlord Work shall not delay the Commencement Date nor shall it subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of Rent or other sums payable under the Lease.

  4.
  Landlord shall cause the Landlord Work to be constructed in a safe and lawful manner. Landlord shall, at Landlord's sole cost and expense comply with all Laws and all regulations and requirements of, and all licenses and permits issued by, all municipal or other governmental bodies with jurisdiction which pertain to the completion of Landlord's Work. All contractors engaged by Landlord shall be bondable, licensed contractors and capable of performing quality workmanship. However, Landlord's supervision or performance of any work for or on behalf of Tenant shall not be deemed to be a representation by Landlord that the improvements constructed will be adequate for Tenant's use.

  5.
  This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

D-2

EXHIBIT E

ADDITIONAL PROVISIONS

        This Exhibit is attached to and made a part of the Lease by and between EOP-EMERYVILLE PROPERTIES, L.L.C., a Delaware limited liability company ("Landlord") and LECG, LLC, a California limited liability company ("Tenant") for space in the Building located at 2000 Powell Street, Emeryville, California.

I.    RENEWAL OPTION.

  A.
  Grant of Option; Conditions.    Tenant shall have the right to extend the Term (the "Renewal Option") for one additional period of 5 years commencing on the day following the Termination Date of the initial Term and ending on the 5th anniversary of the Termination Date (the "Renewal Term"), if:

  1.
  Landlord receives notice of exercise ("Initial Renewal Notice") not less than 270 calendar days prior to the expiration of the initial Term and not more than 360 calendar days prior to the expiration of the Initial Term; and

  2.
  Tenant is not in Default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice (as defined below); and

  3.
  No more than 50% of the Premises is sublet (other than pursuant to a Permitted Transfer, as defined in Article XII of the Lease) at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice; and

  4.
  The Lease has not been assigned (other than pursuant to a Permitted Transfer, as defined in Article XII of the Lease) prior to the date that Tenant delivers its Initial Renewal Notice or prior to the date Tenant delivers its Binding Notice.

  B.
  Terms Applicable to Premises During Renewal Term.

  1.
  The initial Base Rent rate per rentable square foot for the Premises during the Renewal Term shall equal the Prevailing Market rate {hereinafter defined} per rentable square foot for the Premises. Base Rent during the Renewal Term shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate. Base Rent attributable to the Premises shall be payable in monthly installments in accordance with the terms and conditions of Article IV of the Lease.

  2.
  Tenant shall pay Additional Rent (i.e. Taxes and Expenses) for the Premises during the Renewal Term in accordance with the terms of Article IV of the Lease (provided that the Base Year shall be adjusted to be the calendar year in which the first day of the Renewal Term occurs).

  C.
  Initial Procedure for Determining Prevailing Market.    Within 30 days after receipt of Tenant's Initial Renewal Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the Renewal Term. Tenant, within 15 days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the Renewal Term, shall either (i) give Landlord final binding written notice ("Binding Notice") of Tenant's exercise of its Renewal Option, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Rejection Notice"). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such 15 day period, Tenant's Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment (as defined below) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during the Renewal Term. Upon agreement, Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant fail to agree upon the Prevailing Market rate within 30 days after the date Tenant provides Landlord with the Rejection Notice, Tenant, by written notice to Landlord (the "Arbitration Notice") within 5 days after the expiration of such 30 day period, shall have the right to have the Prevailing Market rate determined in accordance with the arbitration procedures described in Section D below. If Landlord and Tenant fail to agree upon the Prevailing Market rate within the 30 day period described and Tenant fails to timely exercise its right to arbitrate, Tenant's Renewal Option shall be deemed to be null and void and of no further force and effect.

  D.
  Arbitration Procedure.

  1.
  If Tenant provides Landlord with an Arbitration Notice, Landlord and Tenant, within 5 days after the date of the Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the Renewal Term (collectively referred to as the "Estimates"). If the higher of such Estimates is not more than 105% of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not resolved by the exchange of Estimates, then, within 7 days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Renewal Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least 5 years experience within the previous 10 years as a real estate appraiser working in vicinity of the Building, with working knowledge of current rental rates and practices. For purposes hereof, an "MAI" appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an "ASA" appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

  2.
  Upon selection, Landlord's and Tenant's appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the Renewal Term. If either Landlord or Tenant fails to appoint an appraiser within the 7 day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within 20 days after their appointment, then, within 10 days after the expiration of such 20 day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e. arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within 14 days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

    3.
    If the Prevailing Market rate has not been determined by the commencement date of the Renewal Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the initial Term for the Premises until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the Renewal Term for the Premises. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within 30 days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent and Additional Rent due under the Lease and, to the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against Base Rent.

  E.
  Renewal Amendment.    If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the "Renewal Amendment") to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms. The Renewal Amendment shall be sent to Tenant within a reasonable time after receipt of the Binding Notice and Tenant shall execute and return the Renewal Amendment to Landlord within 15 days after Tenant's receipt of same, but, upon final determination of the Prevailing Market rate applicable during the Renewal Term as described herein, an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

  F.
  Prevailing Market.    For purposes hereof, "Prevailing Market" shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the vicinity of the Building. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

II.    RIGHT OF FIRST OFFER.

  A.
  Grant of Option, Conditions.    In the event that the current tenant in the adjacent 7th floor suite vacates the space. Tenant shall have the one time right of first offer (the "Right of First Offer" with respect to the adjacent 7th floor suite on the 7th floor of the Building shown on the demising plan attached hereto as Exhibit A-3 (the "Offering Space") Tenant's Right of First Offer shall be exercised as follows: at any time after Landlord has determined that the existing tenant in the Offering Space will not extend or renew the term of its lease for the Offering Space (but prior to leasing such Offering Space to a party other than the existing tenant). Landlord shall advise Tenant (the "Advice") of the terms under which Landlord is prepared to lease the Offering Space to Tenant for the remainder of the Term, which terms shall reflect the Prevailing Market (hereinafter defined) rate for such Offering Space as reasonably determined by Landlord. Tenant may lease such Offering Space in its entirety only, under such terms, by delivering written notice of exercise to Landlord (the "Notice of

    Exercise") within 10 days after the date of the Advice, except that Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with an Advice, if:

    1.
    Tenant is in default under the Lease beyond any applicable cure periods at the time that Landlord would otherwise deliver the Advice; or

    2.
    No more than 50% of the Premises, or any portion thereof, is sublet (other than pursuant to a Permitted Transfer, as defined in Article XII of the Lease) at the time Landlord would otherwise deliver the Advice; or

EXHIBIT F

PARKING AGREEMENT

        This Exhibit (the "Parking Agreement") is attached to and made a part of the Lease by and between EOP-EMERYVILLE PROPERTIES, L.L.C., a Delaware limited liability company ("Landlord") and LECG, LLC, a California limited liability company ("Tenant") for space in the Building located at 2000 Powell Street, Emeryville, California.

1.
The capitalized terms used in this Parking Agreement shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Parking Agreement. In the event of any conflict between the Lease and this Parking Agreement, the latter shall control.

2.
Landlord hereby grants to Tenant and persons designated by Tenant a license to use 3 parking spaces per 1,000 Rentable Square Feet of the Premises which, on the Commencement Date, will equal 123 non-reserved parking spaces in the parking facility ("Parking Facility") located partially beneath the Property. The term of such license shall commence on the Commencement Date under the Lease and shall continue until the earlier to occur of the Termination Date under the Lease, the sooner termination of the Lease, or Tenant's abandonment of the Premises thereunder. During the term of this license, Tenant shall pay Landlord the prevailing monthly charges established from time to time for parking in the Parking Facility, payable in advance, with Tenant's payment of monthly Base Rent. The initial charge for such parking spaces is $60.00 per non-reserved parking pass, per month. No deductions from the monthly charge shall be made for days on which the Parking Facility is not used by Tenant. Tenant may, from time to time request additional parking spaces, and if Landlord shall provide the same, such parking spaces shall be provided and used on a month-to-month basis, and otherwise on the foregoing terms and provisions, and at such prevailing monthly parking charges as shall be established from time to time. The initial charge for such additional parking spaces is $85.00 per non-reserved parking pass, per month.

3.
Tenant shall at all times comply with all Laws, respecting the use of the Parking Facility. Landlord reserves the right to adopt, modify and enforce reasonable, non-discriminatory rules ("Rules") governing the use of the Parking Facility from time to time including any key-card, sticker or other identification or entrance system and hours of operation. The rules set forth herein are currently in effect. Landlord may refuse to permit any person who violates such rules to park in the Parking Facility, and any violation of the rules shall subject the car to removal from the Parking Facility.

4.
Unless specified to the contrary above, the parking spaces hereunder shall be provided on a non-designated "first-come, first-served" basis. Tenant acknowledges that Landlord has no liability for claims arising through acts or omissions of any independent operator of the Parking Facility. Landlord shall have no liability whatsoever for any damage to items located in the Parking Facility, nor for any personal injuries or death arising out of any matter relating to the Parking Facility, and in all events, Tenant agrees to look first to its insurance carrier and to require that Tenant's employees look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Parking Facility. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or Landlord's agents. Landlord reserves the right to assign specific parking spaces, and to reserve parking spaces for visitors, small cars, handicapped persons and for other tenants, guests of tenants or other parties, which assignment and reservation or spaces may be relocated as determined by Landlord from time to time, and Tenant and persons designated by Tenant hereunder shall not park in any location designated for such assigned or reserved parking spaces. Tenant acknowledges that the Parking Facility may be closed entirely or in part in order to make repairs or perform maintenance services, or to alter, modify re-stripe or renovate the Parking Facility, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond the operator's reasonable control. In such event, Landlord shall refund any prepaid parking rent hereunder, prorated on a per diem basis.

5.
If Tenant shall default under this Parking Agreement, the operator shall have the right to remove from the Parking Facility any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such default, without liability therefor whatsoever. In addition, if Tenant shall default under this Parking Agreement. Landlord shall have the right to cancel this Parking Agreement on 10 days' written notice, unless within such 10 day period, Tenant cures such default. If Tenant defaults with respect to the same term or condition under this Parking Agreement more than 3 times during any 12 month period, and Landlord notifies Tenant thereof promptly after each such default, the next default of such term or condition during the same 12 month period, shall, at Landlord's election, constitute an incurable default. Such cancellation right shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under this Parking Agreement.

RULES

(i)
Parking Facility hours shall be 6:00 a.m. to 8:00 p.m. however, Tenant shall have access to the Parking Facility on a 24 hour basis, 7 days a week. Tenant shall not store or permit its employees to store any automobiles in the Parking Facility without the prior written consent of the operator. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Facility, or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Parking Facility overnight. Tenant shall provide the operator with prior notice thereof designating the license plate number and model of such automobile.

(ii)
Cars must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.

(iii)
All directional signs and arrows must be observed.

(iv)
The speed limit shall be 5 miles per hour.

(v)
Parking spaces reserved for handicapped persons must be used only by vehicles properly designated.

(vi)
Parking is prohibited in all areas not expressly designated for parking, including without limitation:

(a)
Areas not striped for parking

(b)
aisles

(c)
where "no parking" signs are posted

(d)
ramps

(e)
loading zones

(vii)
Parking stickers, key cards or any other devices or forms of identification or entry supplied by the operator shall remain the property of the operator. Such device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Parking passes and devices are not transferable and any pass or device in the possession of an unauthorized holder will be void.

(viii)
Monthly fees shall be payable in advance prior to the first day of each month. Failure to do so will automatically cancel parking privileges and a charge at the prevailing daily parking rate will be due. No deductions or allowances from the monthly rate will be made for days on which the Parking Facility is not used by Tenant or its designees.

(ix)
Parking Facility managers or attendants are not authorized to make or allow any exceptions to these Rules.

(x)
Every parker is required to park and lock his/her own car.

(xi)
Loss or theft of parking pass, identification, key cards or other such devices must be reported to Landlord and to the Parking Facility manager immediately. Any parking devices reported lost or stolen found on any authorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen

EXHIBIT G

LETTER OF CREDIT FORM

[Name of Financial Institution]

Irrevocable Standby
Letter of Credit
No.
Issuance Date:
Expiration Date:
Applicant:

Beneficiary

EOP-EMERYVILLE PROPERTIES, L.L.C.
c/o Equity Office Properties Trust
2200 Powell Street
Suite 200
Emeryville, California 94608
Attention: Building Manager

Ladies/Gentlemen:

        We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of                        U.S. Dollars ($                        ) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.
An original copy of this Irrevocable Standby Letter of Credit.

2.
Beneficiary's dated statement purportedly signed by one of its officers reading: "This draw in the amount of              U.S. Dollars ($            ) under your Irrevocable Standby Letter of Credit No.    represents funds due and owing to us as a result of the Applicant's failure to comply with one or more of the terms of that certain lease by and between                   , as landlord, and                  , as tenant."

        It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least 60 days prior to such expiration date or applicable anniversary thereof, we notify you in writing by certified mail, return receipt requested, that we elect not to so renew this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent to Equity Office Properties Trust, 2 North Riverside Plaza, Suite 2100, Chicago, Illinois 60606. Attention: Treasury Department. In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by one of Beneficiary's officers stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary's signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof,

G-1

the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to transfer your interest in this Irrevocable Standby Letter of Credit from time to time without our approval and without charge. In the event of a transfer, we reserve the right to require reasonable evidence of such transfer as a condition to any draw hereunder.

        This Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No. 500.

        We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

        All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at                        to the attention of                                                 .

Very truly yours,

[name]
[title]

G-2

QuickLinks

  EXHIBIT 10.7
OFFICE LEASE AGREEMENT BETWEEN EOP-EMERYVILLE PROPERTIES, L.L.C., A Delaware limited liability company ("LANDLORD") AND LECG, LLC, A California limited liability company ("TENANT")
TABLE OF CONTENTS
OFFICE LEASE AGREEMENT
EXHIBIT A-1 OUTLINE AND LOCATION OF PREMISES
EXHIBIT A-2 OUTLINE AND LOCATION OF PROJECT
EXHIBIT A-3 OFFERING SPACE
EXHIBIT A-4 "TENTATIVE" OUTLINE AND LOCATION OF SUBLEASE SPACE
EXHIBIT B BUILDING RULES AND REGULATIONS
EXHIBIT C INTENTIONALLY OMITTED.
EXHIBIT D WORK LETTER
EXHIBIT E ADDITIONAL PROVISIONS
EXHIBIT F PARKING AGREEMENT
EXHIBIT G LETTER OF CREDIT FORM